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                                                                     Exhibit 3.1


                              CERTIFICATE OF MERGER

                                       OF

                              NXS ACQUISITION CORP.

                                      INTO

                              AMPHENOL CORPORATION

                            UNDER SECTION 251 OF THE
                             GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

            Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Amphenol Corporation, a Delaware corporation (the "Corporation"), hereby certifies the following information relating to the merger of NXS Acquisition Corp., a Delaware corporation ("Newco"), with and into the Corporation (the "Merger"):

            FIRST: The names of the constituent corporations in the Merger (the "Constituent Corporations") and their states of incorporation are as follows:

              Name                                      State
              ----                                      -----
      Amphenol Corporation                             Delaware
      NXS Acquisition Corp.                            Delaware

            SECOND: The Agreement and Plan of Merger, dated as of January 23, 1996 and as amended as of April 9, 1997 (the "Merger
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Agreement") between Newco and the Corporation, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: The surviving corporation in the Merger is the Corporation (the "Surviving Corporation").

            FOURTH: The Restated Certificate of Incorporation of the Corporation shall be amended in its entirety to read as set forth below, and as such shall be the Restated Certificate of Incorporation of the Surviving Corporation:

                  "FIRST: The name of the Corporation is Amphenol Corporation.

                  SECOND: The registered office and registered agent of the
            Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any
            lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the
            Corporation is authorized to issue is 40,000,000 shares of Class A Common Stock, par value $.001 each.

                  FIFTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.
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                  SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

I. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (1) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (2) The number of directors of the Corporation shall be three or more as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. At all times after December 1, 1987, not less than two directors of the Corporation shall be persons who are not officers or employees of the Corporation or any affiliate of the Corporation and are not members of the immediate family of, controlled by, or under common control with any such officer or employee. Election of directors need not be by written ballot unless the ByLaws so provide.

            (3) The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1992, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1993, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1994, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation following the adoption of this Restated Certificate of Incorporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders
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            held in the third year following the year of their election.

            (4) Subject to the rights of the holders of any class or series of capital stock having preference over the Common Stock as to dividends or to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors but only for cause.

            (5) The affirmative vote of the holders of at least 80 percent of the combined voting power of all the then-outstanding shares of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraphs (3), (4), (5) or (6) of this Article SIXTH, or any provision thereof.

            (6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  SEVENTH: Except as otherwise provided by the Delaware General
            Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
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                  EIGHTH: To the fullest extent permitted by the Delaware
            General Corporation Law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

                  FIFTH: The executed Merger Agreement is on file at the
            principal place of business of the Surviving Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.

                  SIXTH: A copy of the Merger Agreement will be furnished by the
            Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
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            IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 19th day of May, 1997.


                                    AMPHENOL CORPORATION


                                    By
                                       ----------------------------
                                       Name:
                                       Title: